JEWELL & LANGSDALE
Certified Public Accountants
1615 Bonanza Street, Suite 209, Walnut Creek, CA  94595-4530  Telephone (925) 935-1028, Fax (925) 935-1029

December 12, 2007

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Media Sentiment, Inc. which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form SB-2, as part of the Form SB-2 of Media Sentiment, Inc. dated December 14, 2007. We agree with the statements concerning our Firm in such Form SB-2.

Sincerely,

/s/Jewell & Langsdale
Jewell & Langsdale